UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  June 5, 2015

APEX 11 INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	000-54964	46-2845657
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

2251 North Rampart Blvd, #182

Las Vegas, NV 89128

 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(702) 334-4424

 (ISSUER TELEPHONE NUMBER)

16192 Coastal Highway

Lewes, DE 19958

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01 Change in Control of Registrant.

On June 5, 2015, the sole officer and director of APEX 11 Inc. (the “Company”), Richard Chiang, entered into a Stock Purchase Agreement (the “SPA”) pursuant to which he sold an aggregate of 10,000,000 shares of his shares of the Company’s common stock to Ferris Holding Inc. (“FHI”) at an aggregate purchase price of $40,000. These shares represent 100% of the Company’s issued and outstanding common stock. Effective upon the closing of the Stock Purchase Agreement, June 5, 2015, Richard Chiang owned no shares of the Company’s stock and FHI was the sole majority stockholder of the Company. A copy of the SPA is attached to this Current Report as Exhibit 10.1.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain officers; Compensatory Arrangements of Certain Officers.

On June 5, 2015, following the execution of the SPA, FHI elected Barry Epling as a Director of the Company and as Chairman of the Company’s Board of Directors. Immediately following the election of Mr. Epling to the Company’s Board of Directors, Mr. Epling, acting as the sole Director of the Company, accepted the resignation of Richard Chiang as the Company’s President, Chief Executive Officer, Chief Financial Officer, Secretary and Chairman of the Board of Directors. Mr. Chiang’s resignation was in connection with the consummation of the SPA between Mr. Chiang and FHI and was not the result of any disagreement with the Company on any matter relating to the Company's operations, policies or practices.

Following Mr. Chiang’s resignation, and effective as of the same date, to fill the vacancies created by Richard Chiang’s resignations, the Board of Directors appointed Mr. Epling as President, Chief Executive Officer, Secretary, and Chief Financial Officer. A copy of the resignation letter submitted by Mr. Chiang is attached to this Current Report as Exhibit 17.1.

Biographical Information for Barry Epling

Barry Epling currently serves as Founder, Chief Executive Officer, President and Director of FHI. He began his career in 1990 with the acquisition of a single telco switch formerly owned by Drexel Burnham Lambert Inc. He transformed that purchase into a full-fledged telecommunications company called US Tel, Inc., which became a NASDAQ-listed company. As Chief Operating Officer of US Tel, Inc., he was instrumental in producing revenue growth from $5,000 per month in 1992 to over $44 million per year by 1997.

In 1997, Mr. Epling began wholesale operations for a telcom carrier company specializing in secondary and tertiary markets within the emerging markets. Through his personal efforts, Mr. Epling developed long distance telecommunications services to Myanmar, Laos, Cambodia, Vietnam, Nepal, India, Egypt, Oman, Dubai, Tajikistan and Uzbekistan.

In 2005, Barry Epling launched FHI as CEO. FHI is a business consulting company specializing in the development of nutraceuticals from formulation through management and development. FHI has developed nutraceutical products that include functional beverages, science-based primitive cell enhancement products, and products designed to deal with various health related issues of baby boomers. FHI has patents pending for its nutraceuticals and noninvasive devices.

Barry Epling is also the Chairman of BioAdaptives, Inc., a publicly traded corporation trading on the Over-the-Counter Bulletin Board. FHI is the majority stockholder of BioAdaptives, and has entered into certain license agreements with BioAdaptives. None of the transactions between BioAdaptives and FHI are connected in any way with the Company.

In connection with the consummation of the SPA, there was an understanding between the former management of the Company and FHI, the purchaser under the SPA, that Mr. Epling would be appointed sole director and sole officer of the Company immediately after the change of control was effected.

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Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Stock Purchase Agreement between Richard Chiang and Ferris Holding Inc. dated June 5, 2015
17.1	Richard Chiang resignation letter dated June 5, 2015

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APEX 11 INC.

By:	/s/ Barry Epling
Barry Epling
Chairman of the Board,
President, Chief Executive Officer, Chief Financial Officer, Secretary
(Principal Executive Officer, Principal Financial Officer)

Date: June 5, 2015

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